EXHIBIT 32.1

           CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
     RULE 13A-14(B)/15D-14(B) OF THE SECURITIES EXCHANGE ACT OF 1934 AND
                            18 U.S.C. SECTION 1350

   In connection with the Annual Report of Eugene Science, Inc. (the "Company") on Form 10-KSB for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Seung Kwon Noh, President and Chief Executive Officer of the Company, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Act of 1934 (15 U.S.C. 78m or 780(d)) and 18 U.S.C. 1350, that to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: April 17, 2006                /s/    Seung Kwon Noh
                                    ------------------------------------
                                    Seung Kwon Noh
                                    President & Chief Executive Officer
                                    (Principal Executive Officer)


This certification accompanies this Report pursuant to Rule 13a-14(b) or 15d-14(b) under the Securities Exchange Act of 1934, as amended, and 18 U.S.C.
Section 1350 and shall not be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934.